UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

RPC, INC.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of RPC, Inc. (the “Company”) was held on April 28, 2015. At the Annual Meeting, the shareholders of the Company (i) elected three Class II nominees to the Board of Directors; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and (iii) held a vote on the stockholder proposal requesting that the Company issue a sustainability report.

The voting results for each proposal are as follows:

  To elect the three Class II nominees to the Board of Directors:
	For	Withheld	Broker Non-Vote
Class II Nominees:
Gary W. Rollins	186,216,864	10,473,049	8,481,509
Richard A. Hubbell	189,375,182	7,314,731	8,481,509
Larry L. Prince	184,373,690	12,316,223	8,481,509

  To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:
For	Against	Abstain	Broker Non-Vote
204,844,598	231,630	95,194	0

  To hold a vote on the stockholder proposal requesting that the Company issue a sustainability report:
For	Against	Abstain	Broker Non-Vote
12,939,799	178,186,374	5,563,740	8,481,509

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: May 1, 2015	/s/ Ben M. Palmer
Ben M. Palmer Vice President, Chief Financial Officer and Treasurer

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